EXHIBIT 10.20

                                  BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS that we, Rodolph Chase and Raymond Chase, in consideration of the sum of One Dollar ($1.00) and other good and valuable consideration, in hand paid by Safe Alternatives Corporation of America, Inc., the receipt of which is hereby acknowledged, has granted, bargained, sold, conveyed, transferred and delivered and, by these presents, does bargain, sell, grant, convey, transfer and deliver unto the said Safe Alternatives Corporation of America, Inc., all stock of Natural Cool, Inc., a Vermont corporation.

TO HAVE AND TO HOLD the same unto Safe Alternatives Corporation of America, Inc. to warrant and defend title to the goods and chattels herein described and sold unto Safe Alternatives Corporation of America, Inc., its successors and assigns against each and every person or persons whomever, except any claims to be made by Clement Royer, which Safe Alternatives Corporation of America, Inc. shall assume and save Rodolph Chase and Raymond Chase harmless therefrom.

IN WITNESS WHEREOF, the SELLERS have hereunto set their hands and seals this 6 day of May, 1998.

IN PRESENCE OF:

                                               /s/ Rodolph Chase
-------------------------------                -------------------------------
Witness                                        Rodolph Chase


                                               /s/ Raymond Chase
-------------------------------                -------------------------------
Witness                                        Raymond Chase